 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

GOLF ROUNDS.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10093	59-1224913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Village Parkway, Building #2, Marietta, Georgia	30067
(Address of Principal Executive Offices)	(Zip Code)

(770) 951-0984

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01.  Regulation FD Disclosure.

On October 11, 2013, Golf Rounds.com, Inc. (the “Company”) delivered a letter to PH Squared LLC d/b/a PharmHouse Pharmacies (“PharmHouse”), notifying PharmHouse that the Reorganization Agreement (the “Agreement”), dated as of July 26, 2013, between the Company and PharmHouse, had expired on its stated termination date of August 30, 2013 and would not be extended.

As previously disclosed, the Agreement had provided for the Company to acquire PharmHouse in consideration for 3,600,000 shares of the Company’s common stock. The material terms of the Agreement were described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 19, 2013, and such description is incorporated herein by reference. As a result of the expiration of the Agreement, the acquisition of PharmHouse will not be consummated.

Upon expiration of the Agreement, the Company determined to actively pursue alternative business combination opportunities in the near term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF ROUNDS.COM, INC.

Dated: October 16, 2013	By:	/s/ Robert H. Donehew
Robert H. Donehew
President